Exhibit 10.2

SECOND AMENDED AND RESTATED NOTE

$82,950,000	January 15, 2014

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to CITIBANK, N.A. or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the lesser of the principal sum of EIGHTY-TWO MILLION NINE HUNDRED AND FIFTY THOUSAND AND NO/00 DOLLARS ($82,950,000) or the aggregate unpaid principal amount of all Loans from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March 7, 2013 (as amended and supplemented to date, and as the same may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Landmark Apartment Trust of America, Inc., and certain subsidiaries of the Borrower from time to time party thereto, as guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral Documents and is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

This Note amends and restates in its entirety that certain Amended and Restated Note dated October 9, 2013 in the principal amount of $72,600,000 made by the Borrower to the Lender (the “Existing Note”). This Note evidences the same obligations and indebtedness as the obligations and indebtedness evidenced by the Existing Note, as increased as provided herein, and is delivered by the Borrower in full substitution for and replacement of the Existing Note. Nothing in this Note is intended to or shall in any way release, diminish, waive, impair or otherwise limit any existing liabilities or obligations of the Borrower under the Existing Note that are unsatisfied as of the date hereof. This Note, although it amends and restates the Existing Note, does not constitute a novation of the Existing Note. The Borrower hereby represents and warrants to the Lender that the outstanding principal amount of the Existing Note as of the date hereof is $72,600,000 and that it has no offsets, counterclaims or defenses to the Existing Note, as amended, restated and increased by this Note, including any counterclaim with respect to, or defense against, the enforceability of the Existing Note, as amended, restated and increased by this Note, against the Borrower.

[Signature page follows]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP

By:	Landmark Apartment Trust of America, Inc., its general partner

	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer